Exhibit 10.3

GUARANTY OF PAYMENT

THIS GUARANTY dated as of March 27, 2013 (this “Guaranty”) is made and entered into by ALLIED NEVADA GOLD CORP, 9790 Gateway Drive, Suite 200 Reno, NV 89521 (hereinafter, referred to as the “Guarantor”), in favor of CATERPILLAR FINANCIAL SERVICES CORPORATION, 2120 West End Avenue, Nashville, Tennessee 37203-0001 (hereinafter referred to as “Caterpillar Financial”), guaranteeing the payment of certain indebtedness (as hereinafter defined) of HYCROFT RESOURCES & DEVELOPMENT INC. (hereinafter referred to as the “Obligor”)

WITNESSETH

FOR VALUE RECEIVED, and/or as an inducement to Caterpillar Financial to now or hereafter enter into, purchase or otherwise acquire the agreements accounts and/or other obligations evidencing and/or securing Obligor’s indebtedness and in consideration of and for credit and financial accommodations now or hereafter extended to or for the account of the Obligor, which is in the best Interest of Guarantor and which would not have been extended but for this Guaranty, the Guarantor agrees as follows:

SECTION 1. Guaranty of Payment of Obligor’s Indebtedness. Guarantor hereby absolutely, irrevocably and unconditionally agrees to, and by these presents does hereby guarantee the prompt and punctual payment of all present and future indebtedness of Obligor to Caterpillar Financial which Obligor now owes Caterpillar Financial or which Obligor shall at any time or from time to time hereafter owe Caterpillar Financial when the same shall become due and payable in connection with or arising out of that certain Term and Security Deposit Loan Agreement dated of even date herewith by and between Caterpillar Financial and Obligor (the “Agreement”), the Notes referred to therein (the “Notes”) and the Security Documents referred to therein (the “Security Documents” and collectively with the Agreement and the Notes, the “Contract”), whether direct or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, or by open account or otherwise, and whether representing principal, interest and/or late charges or other charges of an original balance, an accelerated balance, a balance reduced by part payment or a deficiency after sale of collateral or otherwise (with all of Obligor’s indebtedness and/or obligations as stated above, including all costs, fees and expenses provided for in Section 8.08 of the Agreement), being hereinafter individually and collectively referred to under this Guaranty as Obligor’s “indebtedness”, which indebtedness shall be conclusively presumed to have been created in reliance upon this Guaranty).

SECTION 2. Joint, Several and Solidary Liability. Guarantor further agrees that its obligations and liabilities for the prompt and punctual payment of Obligor’s indebtedness are independent of any agreement or transaction with any third parties and shall be on a “joint and several” and “solidary” basis along with Obligor to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of Obligor’s indebtedness. In the event that there is more than one guarantor under this Guaranty, or in the event that there are other guarantors, endorsers, sureties or any other party who may at any time become liable for all or any portion of Obligor’s indebtedness (each, an “Other Obligor”), the provisions hereof shall be read with all grammatical changes thereby rendered necessary and each reference to the Guarantor shall include each and every one of those parties liable for all or any portion of Obligor’s indebtedness and each Guarantor’s obligations and liabilities hereunder shall be on a “joint and several” and “solidary” basis along with such Other Obligors.

SECTION 3. Duration; Cancellation of Guaranty. This Guaranty and Guarantor’s obligations and liabilities hereunder shall remain in full force and effect until such time as Obligor’s indebtedness shall be fully and finally paid or until such time as this Guaranty may be cancelled by Caterpillar Financial under a written cancellation instrument in favor of Guarantor or otherwise as stated herein.

SECTION 4. Default by Obligor. At any time during the occurrence and continuation of any Event of Default under the Contract, Caterpillar Financial may make demand upon Guarantor and not later than ten (10) business days following receipt of such demand, Guarantor agrees to pay the full then unpaid amount of all of Obligor’s indebtedness (whether at stated maturity, by required prepayment, declaration, acceleration or otherwise) in accordance with the terms of this Guaranty. Such payment or payments shall be made to Caterpillar Financial’s offices indicated above.

SECTION 5. Additional Covenants. Guarantor further agrees that Caterpillar Financial may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or to any other party, and without incurring any responsibility to Guarantor or to any other party (other than the Obligor, to the extent required under the Contract), and without affecting, impairing or releasing the obligations of Guarantor under this Guaranty: (a) discharge or release any party (including, but not limited to, Obligor, secondary obligors of Obligor’s indebtedness or any co-guarantor under this Guaranty) who is or may be liable to Caterpillar Financial for Obligor’s indebtedness; (b) sell at public or private sale, exchange, release, impair, surrender, substitute, realize upon or otherwise deal with, in any manner and in any order and upon such terms and conditions as may be required by applicable law, the Contract and as Caterpillar Financial deems best at its uncontrolled discretion, any collateral listed in the Contract or now or hereafter otherwise directly or indirectly securing repayment of Obligor’s indebtedness (all such collateral shall hereinafter be referred to as the “Equipment”), including without limitation, the purchase of all or any part of such Equipment for Caterpillar Financial’s own account; (c) change the manner, place or terms of payment and/or available credit (including without limitation increase or decrease in the amount of such payments, available credit or any interest rate adjustments), or change or extend the time of payment of or renew as often and for such periods as Caterpillar Financial may determine, or alter Obligor’s indebtedness or grant any other indulgence to Obligor and/or any secondary obligors of Obligor’s indebtedness or any co-guarantor under this Guaranty; (d) settle or compromise Obligor’s indebtedness with Obligor and/or any third party or refuse any offer of performance with respect to, or substitutions for, the indebtedness; (e) take or accept any other security or guaranty for any or all of Obligor’s indebtedness and/or (f) enter into, deliver, modify, amend or waive compliance with, any instrument, agreement or arrangement evidencing, securing or otherwise affecting, all or any part of Obligor’s indebtedness.

SECTION 6. No Release of Guarantor. Guarantor’s obligations and liabilities under this Guaranty shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect notwithstanding the occurrence of any event, including without limitation any one or more of the following events (a) insolvency bankruptcy, arrangement, adjustment, composition, liquidation dissolution or lack of authority of Obligor (or any person acting on Obligor’s behalf) or any Other Obligor or any other defense based on or arising out of the lack of validity or unenforceability of the indebtedness or any agreement or instrument relating thereto or any provisions thereof and/or Obligor’s absence or cessation of liability thereunder for any reason, including, without limitation, Caterpillar Financial’s failure to preserve any right or remedy against Obligor, (b) any change in Obligor’s financial condition; (c) partial payment or payments of any amount due and/or outstanding under Obligor’s indebtedness; (d) any change in Obligor’s management, ownership, identity or business or organizational structure; (e) the execution of this Guaranty prior to, concurrent with or subsequent to the execution of the Contract; (f) any payment by Obligor or any other party to Caterpillar Financial that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Caterpillar Financial is required to fund such payment or pay such amount to Obligor or to any other person; (g) any sale, lease or transfer of all or any part of Obligor’s assets and/or any assignment, transfer or delegation of Obligor’s indebtedness to any third party made in accordance with the Agreement (whereby this Guaranty shall continue to extend to all sums due from or for the account of Obligor and/or the new or substituted legal entity), (h) any failure to perfect any lien or security interest securing the indebtedness or preserve any right, priority or remedy against any Equipment; (i) any interruption change or cessation of relations between Guarantor and Obligor (j) any defect in, damage to, destruction of or loss of or interference with possession or use of any Equipment for any reason by Obligor or any other person (k) any act or omission by Caterpillar Financial which increases the scope of Guarantor’s risk, including without limitation, negligent administration of transactions with Obligor and/or

(l) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor. Notwithstanding any provision of this Guaranty to the contrary, Caterpillar Financial expressly acknowledges and agrees that Guarantor shall have the same defenses hereunder as are available to the Obligor under the Contract

SECTION 7. Waivers by Guarantor. Guarantor waives, for the benefit of Caterpillar Financial (which waivers shall survive until this Guaranty is released or terminated in writing by Caterpillar Financial) (a) notice of the acceptance of this Guaranty, (b) notice of the existence, creation or incurrence of new and/or additional debt owing from Obligor to Caterpillar Financial; (c) presentment protest and demand, and notice of protest, demand, nonpayment, nonperformance and dishonor of any and all agreements, notes or other obligations signed, accepted, endorsed or assigned to or by Caterpillar Financial or agreed to between Obligor and Caterpillar Financial, (d) notice of adverse change in Obligor’s financial condition or any other fact which might materially increase the risk of Guarantor; (e) any and all rights in and notices or demands relating to any Equipment, including, without limitation, all rights, notices, advertisements or demands relating, whether directly or indirectly, to the foreclosure, sale or other disposition of any or all such Equipment or the manner of such sale or other disposition (f) any claim, right or remedy which Guarantor may now have or hereafter acquire against the Obligor that arises hereunder and/or from the performance by any Other Obligor including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Caterpillar Financial against the Obligor or any security which Caterpillar Financial now has or hereafter acquires with respect to the Obligor, whether or not such claim, right or remedy arises in equity, under contract (express or implied), by statute, under common law or otherwise, (g) notice of any default by Obligor or any other person obligated in any manner for all or any portion of Obligor’s indebtedness and notice of any legal proceedings against such parties; (h) any right of contribution from any Other Obligors (i) notice and hearing as to any prejudgment remedies (j) any defense which is premised on an alleged lack of consideration of the obligation undertaken by Guarantor, including without limitation, any defense to the enforcement of this Guaranty based upon the timing of execution of this Guaranty and/or that the Guaranty had been executed after the execution date of any agreements evidencing the indebtedness, (k) all exemptions and homestead laws; (l) any other demands and notices required by law (m) all setoffs and counterclaims against Caterpillar Financial and/or Obligor; (n) any defense based on the claim that Guarantor’s liabilities and obligations exceed or are more burdensome than those of Obligor, and (o) subject to the ultimate sentence of Section 5 hereof, any defense which the Obligor may assert or be able to assert on the underlying indebtedness or which may be asserted by Guarantor, including, but not limited, to (i) breach of warranty, (ii) fraud, (iii) statute of frauds, (iv) infancy, (v) statute of limitations, (vi) lender liability, (vii) accord and satisfaction, (viii) payment and/or (ix) usury.

SECTION 8. Enforcement of Guarantor’s Obligations and Liabilities. Guarantor agrees that, should Caterpillar Financial deem it necessary to file an appropriate collection action to enforce Guarantor’s obligations and liabilities under this Guaranty, Caterpillar Financial may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Obligor’s indebtedness from Obligor or from any Other Obligor, whether through filing of suit or otherwise, (ii) attempting to exercise any rights Caterpillar Financial may have against any Equipment, whether through release, the filing of an appropriate foreclosure action or otherwise, (iii) including Obligor or any Other Obligor as an additional party defendant in such a collection action against Guarantor, or (iv) pursuing any other remedy in Caterpillar Financial’s power or to mitigate damages. If there is more than one guarantor under this Guaranty, each Guarantor additionally agrees that Caterpillar Financial may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of Caterpillar Financial against any other guarantor under this Guaranty.

SECTION 9. Construction. This writing is intended as a final expression of this Guaranty agreement and is a complete and exclusive statement of the terms of that agreement, provided however, that the provisions of this Guaranty shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous written guaranties or other written agreements by Guarantor (or any one or more of them), in favor of Caterpillar Financial or assigned to Caterpillar Financial by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent Caterpillar Financial from enforcing any and all such other guaranties or agreements in accordance with their respective terms.

SECTION 10. Successors and Assigns Bound Guarantor’s obligations and liabilities under this Guaranty shall be binding upon Guarantor’s successors and assigns. Caterpillar Financial may assign this Guaranty and any and all rights and interests included herein in Caterpillar Financial’s sole discretion in accordance with Section 8.06 of the Agreement, without notice to Guarantor, and the rights and remedies granted to Caterpillar Financial under this Guaranty shall also inure to the benefit of Caterpillar Financial’s successors and assigns, as well as to any and all subsequent holder or holders of any of Obligor’s indebtedness subject to this Guaranty, without setoff counterclaim, reduction, recoupment, abatement, deduction or defense based on any claim Guarantor may have against Caterpillar Financial, such successors and assigns or subsequent holders of Obligor’s indebtedness provided, however, that Guarantor shall not be limited, restricted or precluded from asserting any claim against Caterpillar Financial and or such successor, assign or holder in a separate cause of action. Guarantor shall not assign this Guaranty without the prior written consent of Caterpillar Financial.

SECTION 11. Termination. This Guaranty is irrevocable and may be terminated only as to indebtedness created sixty (60) days after actual receipt by Caterpillar Financial of written notice of termination hereof, provided however, that all indebtedness incurred created or arising pursuant to a commitment of Caterpillar Financial made prior to the effective date of such termination (the “Termination Date”) and any extensions, renewals or modifications of such indebtedness (including without limitation loan and/or other commitments) agreed to or instituted by Caterpillar Financial prior to the Termination Date shall not be affected by such termination and shall be deemed to have been incurred prior to termination (irrespective of whether indebtedness arising thereunder occurs after the Termination Date) and shall be fully covered by this Guaranty.

SECTION 12. Governing Law; Waiver of Jury. This Guaranty shall be governed and construed in accordance with the substantive laws of the State of New York without regard to the conflicts of laws principles thereof. ANY ACTION, SUIT OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR THE RELATIONSHIP BETWEEN GUARANTOR AND CATERPILLAR FINANCIAL, WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. AS SUCH, GUARANTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH ACTION, SUIT OR PROCEEDING. IN THE EVENT OF LITIGATION THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

SECTION 13. Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

[Signature page follows]

IN WITNESS WHEREOF. Guarantor has caused this Guaranty to be executed by as duly authorized officer as of the date and year written above

ALLIED NEVADA GOLD CORP

Signature	/s/ Stephen M. Jones

Name (PRINT)	Stephen M. Jones

Title	Executive Vice President and Chief Financial Officer

Date	March 27, 2013

Address
9790 Gateway Drive, Suite 200
Reno, NV 89521
Phone (775) 358-4455

(Signature Page to Guaranty of Payment)